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                                                                 EXHIBIT 10.8

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                   RESTATED AGREEMENT RELATING TO THE PURCHASE
                            OF MARINEMAX COMMON STOCK




                                     between

                                 MARINEMAX, INC.

                                       and

                              BRUNSWICK CORPORATION




                                 April 28, 1998










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                   RESTATED AGREEMENT RELATING TO THE PURCHASE
                            OF MARINEMAX COMMON STOCK

                  RESTATED AGREEMENT RELATING TO THE PURCHASE OF MARINEMAX COMMON STOCK dated as of the 28th day of April 1998 between MARINEMAX, INC., a Delaware corporation ("MarineMax"); and BRUNSWICK CORPORATION, a Delaware corporation for itself and on behalf of its subsidiaries and affiliates including the Sea Ray Division of Brunswick ("Brunswick").

                                 R E C I T A L S

                  A. MarineMax has completed merger transactions (the "Mergers") involving Bassett Boat Company of Florida, Louis DelHomme Marine, Gulfwind Marine, USA, Gulfwind Marine South, and Harrison's Marine Centers as well as their affiliated and subsidiary companies (collectively, the "Merged Companies") as a result of which the Merged Companies became wholly owned subsidiaries of MarineMax.

                  B. The Merged Companies sell and service various boats manufactured by Brunswick or subsidiaries or divisions of Brunswick ("Brunswick Affiliates," which includes the Sea Ray Division of Brunswick), including Sea Ray pleasure boats, Boston Whaler fishing boats, and Baja high-performance boats pursuant to various dealer agreements of even date (the "Dealer Agreements") between the Merged Companies and the relevant Brunswick Affiliates.

                  C. MarineMax and Brunswick entered into a settlement agreement dated as of March 12, 1998 (the "Settlement Agreement") pursuant to which Brunswick and the Brunswick Affiliates consented to a change in the ownership of each of the Merged Companies resulting from the Mergers.

                  D. It is the intention of MarineMax to close an initial public offering of its Common Stock (the "IPO") as soon as practicable.

                  E. MarineMax intends that its growth will be achieved both internally and through acquisitions.

                  F. MarineMax and Brunswick desire to reach an understanding relating to a long-term relationship between MarineMax on the one hand and Brunswick and the Brunswick Affiliates including the Sea Ray Division on the other hand, including long-term dealer agreements, an ownership interest by Brunswick in MarineMax, provisions relating to the purchase and sale of MarineMax Common Stock in certain circumstances, and provisions relating to the governance of MarineMax.

                  G. This Agreement sets forth the terms under which Brunswick will have the opportunity to acquire an ownership interest in MarineMax.


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                                A G R E E M E N T

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. APPROVAL OF THE IPO. Brunswick hereby agrees that the IPO will not violate the terms of the Dealer Agreements.

                  2. PURCHASE BY BRUNSWICK OF INITIAL PUBLIC OFFERING STOCK OF MARINEMAX. MarineMax shall afford Brunswick, on an all or none basis, the opportunity to purchase shares of the Common Stock of MarineMax that will constitute 14.1% of the issued and outstanding Common Stock of MarineMax after giving effect to the IPO including any overallotment option granted to the underwriters of the IPO (the "Initial Ownership Percentage"). As soon as practicable after the date of this Agreement, Brunswick shall inform MarineMax whether or not it intends to purchase such shares subject to the early termination or expiration of the pre-merger notification period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, the effectiveness of the registration statement filed with the Securities and Exchange Commission relating to the IPO including the shares to be issued to Brunswick (the "Registration Statement"), and the delivery of a final prospectus covering the shares to be issued to Brunswick, but such indication shall not constitute a legal obligation of Brunswick to purchase the shares and MarineMax shall have no recourse against Brunswick if Brunswick does not purchase the shares. If Brunswick determines to purchase the shares, Brunswick shall purchase the shares for cash contemporaneously with the initial closing of the IPO and the closing of any overallotment options granted to the underwriters of the IPO. The purchase will be at the IPO price, less underwriting discounts and commissions. The shares to be issued to Brunswick may be issued under a registration statement different from the Registration Statement covering the shares issued to the public in the IPO in order to reflect the different manner of distribution (together, the "Registration Statements"). If Brunswick determines to purchase the shares following the effectiveness of the Registration Statement and to the extent permitted by applicable law and regulations, Brunswick will execute standard agreements reasonably acceptable to Brunswick confirming its suitability under applicable securities laws to make the purchase, agreeing to a six-month lockup for any shares purchased by it, and providing to MarineMax and MarineMax's underwriters with Brunswick's commitment to purchase such shares. If Brunswick does not purchase the Initial Ownership Percentage as contemplated hereby, Brunswick shall not purchase any shares of Common Stock of MarineMax for at least six months after the completion of the IPO. Any commitment by Brunswick to purchase shares shall expire on the earlier of (a) the completion of the IPO,
(b) the withdrawal of the Registration Statement, (c) the occurrence of a material adverse change in the business and financial condition of MarineMax since the date of such Registration Statement, or (d) six months from the date of the commitment.

                  3. INDEMNIFICATION OF BRUNSWICK. MarineMax hereby indemnifies and holds harmless Brunswick and each person who controls Brunswick (within the meaning of Section 15 of the Securities Act of 1933) against any and all losses, claims, damages, liabilities, and



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expenses (including reasonable costs of investigation and counsel fees) caused by (a) any untrue statement of a material fact contained in the Registration Statements in the form declared effective or in any amendment or supplement thereto except for information relating to Brunswick furnished in writing by Brunswick expressly for use in connection with the Registration Statements or in any amendment or supplement thereto, or (b) any omission to state in the Registration Statements any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, excepting such information furnished in writing by Brunswick.

                  4.       GENERAL.

                  (a) NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered against receipt, or upon the receipt of a facsimile copy, or three days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

If to the Company, to:                  With a copy to:

MarineMax, Inc.                         O'Connor, Cavanagh, Anderson,
Attn: Mr. William H. McGill Jr.         Killingsworth & Beshears, P.A.
18167 US North #499                     Attn:  Robert S. Kant, Esq.
Clearwater, Florida 33764               One East Camelback Road, Suite 1100
Tel:  813-531-1700                      Phoenix, Arizona 85012
Fax:  813-531-0123                      Tel:  602-263-2606
                                        Fax:  602-263-2900

If to Brunswick, to:                    With a copy to:

Brunswick Corporation                   Brunswick Corporation
Attn: Mr. Peter Larson                  Attn: General Counsel
1 North Field Court                     1 North Field Court
Lake Forest, Illinois  60045            Lake Forest, Illinois  60045
Tel:  (847) 735-4822                    Tel:  (847) 735-4305
Fax:  (847) 735-4425                    Fax:  (847) 735-4050


and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                  (b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns, legal representatives, executors, heirs and successors; provided, however, that no party hereto shall have the right to


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assign any right hereunder or delegate any obligation hereunder, in whole or in part, without the prior written consent of the other parties hereto, and any attempt to do so shall be void.

                  (c) AMENDMENT, MODIFICATION, OR WAIVER. No amendment, modification, or waiver of any condition, provision, or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound, and specifying with particularity the nature and extent of such amendment, modification, or waiver. Failure on the part of any party to complain of any act or failure to act of another party or to declare another party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. Any waiver by any party of any default of another party shall not affect or impair any right arising from any other or subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

                  (d) SEVERABLE PROVISIONS; ENFORCEABILITY. Each provision of this Agreement is intended to be severable. If any provision hereof shall be declared by a court of competent jurisdiction to be illegal, unenforceable, or invalid for any reason whatsoever, such illegality, unenforceability, or invalidity shall not affect the validity of the remainder of this Agreement.

                  (e) ENTIRE AGREEMENT. Except for the Dealer Agreements, the Stockholders' Agreement, the Governance Agreement, and the Agreement Relating to Acquisitions, this Agreement, including the exhibits and schedules hereto, contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, express or implied, oral or written, among the parties with respect to such subject matter. The express terms of this Agreement shall control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Each of the exhibits and schedules hereto is incorporated herein by this reference and constitutes a part of this Agreement.

                  (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same agreement. This Agreement shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

                  (g) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the law of the state of Delaware, regardless of any applicable conflict-of-law rules to the contrary.

                  (h) CONSTRUCTION. The parties hereto acknowledge that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and that each of them and their counsel have reviewed and



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revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits hereto or thereto.

                  (i) ADDITIONAL ACTIONS. Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments and documents as shall from time to time be reasonably required to carry out the terms of this Agreement.

                  (j) REMEDIES CUMULATIVE. The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                  (k) AUTHORITY. Each individual signing below personally represents that he or she has full authority to bind the party or parties on whose behalf he or she is signing.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      MARINEMAX, INC.

                                      By: /s/
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------

                                      BRUNSWICK CORPORATION

                                      By: /s/
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------



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